Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294563

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 24, 2026)

DigitalOcean Holdings, Inc.

Up to $1,000,000,000 of Common Stock

We have entered into an equity distribution agreement, dated November 2, 2026 (the “equity distribution agreement”), with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., Citizens JMP Securities, LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as our sales agents, relating to shares of our common stock, par value $0.000025 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell up to $1,000,000,000 of shares of our common stock from time to time through the sales agents.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “DOCN.” On November 2, 2026, the last reported sale price of our common stock was $89.79 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made in ordinary brokers’ transactions, to or through a market maker, on or through NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), through any other method permitted by law and at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or through a combination of any such methods of sale. Each of the sales agents will make all sales using its commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agents and us, but the sales agents are not required to sell any specific number or dollar amount of shares of our common stock.

The sales agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the shares of common stock sold through them under the equity distribution agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. Please see the section under the caption “Plan of Distribution” for further information relating to the compensation arrangements for the sales agents.

Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley
BofA Securities	MUFG	Citizens Capital Markets
Wells Fargo Securities	BMO Capital Markets

The date of this prospectus supplement is November 3, 2026.

Table of Contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

Neither we nor the sales agents have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the sales agents are making an offer of these securities in any jurisdiction where such offer is not permitted. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 5, 2026, August 4, 2026 and November 3, 2026, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2026, May 5, 2026 (with respect to Items 1.01 and 2.03 only), June 17, 2026, July 23, 2026, July 24, 2026, September 10, 2026 (with respect to Items 1.01 and 2.03 only) and November 3, 2026 (with respect to Item 8.01 only); and

•	the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01 of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. We maintain a website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.

You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement or the registration statement of which it forms a part) by writing or calling us at the following address and telephone number:

DigitalOcean Holdings, Inc.

105 Edgeview Drive, Suite 425

Broomfield, Colorado 80021

Attention: Legal Department

Telephone: (646) 827-4366

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated by reference herein, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our future financial performance, including our revenue, cost of revenue, gross profit, and operating expenses;
•	trends in our key business metrics;
•	our ability to successfully retain and expand usage of our existing customers and attract new customers;
•	the amount of remaining performance obligations that we expect to recognize as revenue over future periods;
•	our growth and product strategy for our agentic inference cloud platform;
•	our ability to operate our business and effectively manage our scale under evolving macroeconomic conditions, such as geopolitical conflicts, tariffs and trade tensions, inflationary pressures, interest rate fluctuations, and foreign currency exchange rate volatility;
•	our ability to effectively manage our growth and future expenses;
•	the sufficiency of our cash and cash equivalents, cash flow from operations and availability under our credit facility to meet our liquidity needs;
•	statements regarding our future operations, financial condition, and prospects and business strategies;
•	our ability to consummate this offering;
•	the anticipated use of the net proceeds from this offering; and
•	other factors detailed under the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated by reference herein, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

S-iii

The forward-looking statements made in this prospectus supplement and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.

This prospectus supplement and the documents incorporated herein by reference contain market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the documents incorporated herein by reference is generally reliable, such information is inherently imprecise.

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SUMMARY

This summary highlights information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the section titled “Risk Factors” included elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. Except as otherwise indicated or unless the context otherwise requires, the terms “DigitalOcean,” the “Company,” “we,” “us,” “our” or similar terms refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries.

Business Overview

DigitalOcean is an AI-Native Cloud, purpose-built for inference and agentic workloads, that brings infrastructure, core cloud services, inference, data, and agents together in one integrated stack that is open throughout, giving builders the best of the AI ecosystem in one place. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform.

We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform—DigitalOcean Gradient® AI Agentic Cloud, which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform, which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.

We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.

We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.

Corporate Information

We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc. was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive offices are located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. Our website address is www.digitalocean.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider information on our website to be part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.

“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this prospectus supplement or the registration statement of which it forms a part are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the registration statement of which it forms a part may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

THE OFFERING

Issuer	DigitalOcean Holdings, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,000,000,000.

Manner of offering	Sales, if any, may be made from time to time through our sales agents, as described under the heading “Plan of Distribution” on page S-14.

Use of proceeds	We intend to use the net proceeds, if any, from this offering, for general corporate purposes, including the financing of our operations, funding of our growth initiatives, and possible business acquisitions. See “Use of Proceeds.”

Common stock outstanding after this offering	Up to 129,057,828 shares of our common stock, assuming sales of 11,137,097 shares in this offering at a price of $89.79 per share, which was the closing price on the NYSE on November 2, 2026. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation.

Transfer Agent and Registrar	Equiniti Trust Company, LLC

Risk Factors	There are risks associated with participating in this offering. For a discussion of some of the risks you should consider before deciding whether to participate in this offering, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

Market for common stock	Our common stock is currently traded on the NYSE under the symbol “DOCN.”

Unless we specifically state otherwise or the context otherwise requires, the number of shares of common stock to be outstanding after this offering is based on 117,920,731 shares issued and outstanding as of September 30, 2026 and excludes as of that date:

•	624,535 shares of our common stock issuable upon the exercise of options to purchase our common stock under (i) our 2013 Stock Plan and (ii) our 2021 Equity Incentive Plan, at a weighted-average exercise price of $14.57 per share;
•	3,732,762 shares of our common stock issuable upon the settlement of restricted stock unit awards issued under our 2021 Equity Incentive Plan;
•	905,405 shares of our common stock issuable upon the settlement of performance-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of each award’s established performance targets;
•	289,767 shares of our common stock issuable upon the settlement of market-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of stock price goals;
•	29,402,187 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan;
•	5,918,387 shares of our common stock available for future issuance under our 2021 Employee Stock Purchase Plan; and
•	2,624,316 shares of our common stock reserved for conversions of our 0.00% Convertible Senior Notes due 2026 and 5,181,716 shares of our common stock reserved for conversions of our 0.00% Convertible Senior Notes due 2030, in each case at the maximum conversion rate applicable to such notes.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus, including the information provided under the caption “Risk Factors” in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, you should carefully consider the risks described or referred to below before deciding to purchase our common stock. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and not to its subsidiaries.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.

The issuance or sale of additional shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of September 30, 2026, we had 29,402,187 shares available for future issuance under our 2021 Equity Incentive Plan, 5,918,387 shares available for future issuance under our Employee Stock Purchase Plan, 2,624,316 shares of common stock reserved for issuance upon the conversion of the 0.00% Convertible Senior Notes due 2026 and 5,181,716 shares of common stock reserved for issuance upon the conversion of the 0.00% Convertible Senior Notes due 2030. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders.

Our stock price may be volatile, and the value of our common stock may decline.

The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts or the financial guidance we provide to the public;

•	changes in the pricing of our products and platform;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our platform and products;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	significant data breaches, disruptions to or other incidents involving our software;

•	our involvement in litigation;

•	future sales of our common stock by us or our stockholders;

•	changes in senior management or key personnel;

•	the trading volume of our common stock;

•	changes in the anticipated future size and growth rate of our market; and

•	general economic and market conditions.

Broad market and industry fluctuations, as well as general economic, geopolitical, regulatory, and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We have in the past and may in the future be the target of this type of litigation, which could result in substantial expenses and divert our management’s attention.

We are required to maintain effective internal control over financial reporting. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting and we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Complying with the Sarbanes-Oxley Act requires a rigorous compliance program as well as adequate time and resources. We may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, we have in the past and may in the future identify material weaknesses in our internal control over financial reporting and as a result, we may not be able to assert that our internal controls are effective. If we do not successfully remediate any material weaknesses or other deficiencies that arise in the future, we may be unable to accurately report our financial results, which could cause our financial results to be materially misstated and require restatement. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will prevent or avoid potential future material weaknesses.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock with terms, rights, and preferences determined by our board of directors that may be senior to our common stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of our board of directors, or our chief executive officer;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors;

•	provide that our directors may be removed for cause only upon the vote of at least 66 2∕3% of our outstanding shares of voting stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	require the approval of our board of directors or the holders of at least 66 2∕3% of our outstanding shares of voting stock to amend our bylaws and certain provisions of our certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our common stock in an acquisition.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America as the exclusive forums for substantially all disputes between us and our stockholders, which restricts our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a breach of a fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find either choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provision of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. However, this decision may be reviewed and ultimately overturned by the Delaware Supreme Court. If this ultimate adjudication were to occur, we would enforce the federal district court exclusive forum provision in our amended and restated certificate of incorporation.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We do not expect to pay any cash dividends on our common stock for the foreseeable future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Accordingly, holders of our common stock should rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,000,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including the financing of our operations, funding of our growth initiatives, and possible business acquisitions.

DIVIDENDS

We do not currently intend to pay any cash dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation of our business and to strengthen our financial position and flexibility. The payment of cash dividends in the future will be dependent upon our revenue and earnings, capital requirements and general financial condition and results of operations, as well as applicable law, regulatory constraints, industry practice and other business considerations determined by our board of directors to be relevant. The payment of any cash dividends will be within the discretion of our board of directors. In addition, the terms governing our current or future debt may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will ever pay dividends in the future or that we would continue to pay any dividends that we may commence in the future.

In addition, under Delaware law, our board of directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value, minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of purchasing, owning and disposing of our common stock to non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not describe all of the tax consequences that may be relevant to investors that may be subject to special tax rules, including:

•	banks, thrifts and other financial institutions;

•	insurance companies;

•	tax-exempt organizations or accounts;

•	dealers in securities or currencies;

•	traders in securities that use a mark-to-market method of tax accounting for their securities holdings;

•	persons subject to any alternative minimum tax;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or other integrated transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	controlled foreign corporations, foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who own, or are deemed to own, more than 5% of our common stock;

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to our common stock to their financial statements;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes (or a partner or beneficiary thereof); or

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes).

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the U.S. federal income tax treatment of its partners generally will depend on the status of the partners and the activities of the partnership. Accordingly, such partnerships and their partners should consult their tax advisors.

This summary does not address any aspect of state, local or non-U.S. tax laws, tax considerations arising under any U.S. federal taxes other than income taxes, such as gift and estate taxes, the application of the Medicare contribution tax on net investment income or any U.S. federal income tax considerations applicable to an investor’s particular circumstances. Prospective investors should consult their tax advisors regarding the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Prospective investors in our common stock are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source;

•	a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has a valid election in effect to be treated as a U.S. person; or

•	an entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividends,” we do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as capital gain from the sale of that stock.

Subject to the discussion below on effectively connected dividends, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to the applicable withholding agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

You generally will be entitled to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide the applicable withholding agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to the withholding tax described above, are taxed on a net income basis at the same regular U.S. federal income tax rates generally applicable to U.S. persons subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) when such dividends are deemed remitted for purposes of the branch profits tax.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Accounts,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain recognized on the sale or other disposition on a net income basis under regular U.S. federal income tax rates. If you are a non-U.S. holder that is a corporation, you may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or other disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax (or lower applicable treaty rate) on the gain recognized on the sale or other disposition, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

•	the rules of the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to your sale or other disposition of our common stock if our common stock constitutes a United States real property interest (“USRPI”) because we currently are, or were at any time within five years before such sale or disposition (or, if shorter, your holding period for the common stock disposed of), a “United States real property holding corporation” (or “USRPHC”). In general, we would be a USRPHC if U.S. real property interests comprised at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC. Even if we are or become a USRPHC, so long as our common stock is “regularly traded” on an established securities market (within the meaning of applicable Treasury regulations), our common stock generally will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively held more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or such holder’s holding period.

Backup Withholding and Information Reporting

Information returns generally are required to be filed with the IRS annually reporting the amount of distributions on our common stock paid to you. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence or where you are established.

Unless you comply with applicable certification procedures to establish that you are not a United States person or that you are an exempt recipient (generally by filing an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8), information returns may also be filed with the IRS in connection with the receipt of the proceeds from a sale or other disposition of our common stock.

Dividends paid on, and proceeds from the disposition of, our common stock may be subject to backup withholding at a current rate of 24% unless you comply with applicable certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim an exemption from, or reduction in, withholding tax on dividends described above under “Distributions” (generally by providing a properly executed applicable IRS Form W-8) will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and, if the backup withholding results in an overpayment, may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Provisions of the Code and regulations and rules issued thereunder commonly referred to as “FATCA” impose a withholding tax of 30% on certain payments, including dividends on, and (subject to the discussion below) gross proceeds from the sale or other disposition of, our common stock, that are paid to (i) “foreign financial institutions” (which are broadly defined for this purpose and generally include investment vehicles), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the IRS to withhold on certain payments and to collect and provide to the IRS substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other non-U.S. entities, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any “substantial” United States owners or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements, including by permitting the payee to report to such applicable foreign country’s tax authorities instead of the IRS. In addition, regulations proposed by the U.S. Treasury Department would eliminate the requirement under FATCA of withholding on gross proceeds from the sale or other disposition of our common stock, and the U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If any FATCA withholding is imposed and you are not a foreign financial institution, you generally will be entitled to a refund of any amounts withheld by timely filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., Citizens JMP Securities, LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as sales agents, under which we may offer and sell from time to time our common stock having an aggregate offering price of up to $1,000,000,000. The sales agents may act as agents on our behalf or purchase shares of our common stock as principal for its own account at a price agreed upon at the time of sale. If we sell common stock to a sales agent as principal, we will enter into a separate terms agreement with that sales agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference into this prospectus supplement.

Sales, if any, of common stock pursuant to the equity distribution agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. The sales agents may also sell our common stock by any other method permitted by law.

The common stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.

The applicable sales agent will provide to us written confirmation following the close of trading on the NYSE each day on which shares of common stock are sold through that sales agent pursuant to the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales proceeds, the net proceeds to us (after transaction fees, if any, but before other expenses) and the compensation payable by us to the applicable sales agent. We will report at least quarterly the number of shares of common stock sold through the sales agents pursuant to the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with those sales of the shares of common stock.

We will pay each sales agent a commission of up to 2.0% of the gross sales price per share of common stock sold through such sales agent under the equity distribution agreement. We have also agreed to reimburse the sales agents for certain of their expenses in an amount up to $250,000 arising out of the execution of the equity distribution agreement and the filing of this prospectus supplement and up to $15,000 per fiscal quarter thereafter. We estimate that the total expenses payable by us relating to this offering, excluding the sales agents’ commissions, will be approximately $690,500.

Settlement of any sales of common stock will occur on the first business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

If we or any sales agent has reason to believe that shares of our common stock are no longer ‘‘actively-traded securities,’’ as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other party and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of our shares of common stock subject to the equity distribution agreement, or (ii) termination of the equity distribution agreement by us or by the sales agents as provided therein.

In connection with the sale of the shares of common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the several sales agents against certain liabilities, including civil liabilities under the Securities Act.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us, and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

Certain of the sales agents or their affiliates are lenders under our existing credit agreement, as amended.

In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities or instruments (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of common stock may be offered to the public in that Relevant State at any time:

(a) to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or any sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 3 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that shares of common stock may be offered to the public in the United Kingdom at any time:

(a) where the offer is conditional on the admission of shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b) to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c) to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to prospective investors in Hong Kong

Our shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares of common stock (1) have been or will be offered or sold and no shares of common stock have been or will be made the subject of an invitation for subscription or purchase, and no prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to prospective investors in Japan

The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a) to any person which is a professional client as defined under the FinSA;

(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators/lead manager for any such offer; or

(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of shares of common stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agents are not required to comply with the disclosure requirements of NI 33-105 regarding sales agents conflicts of interest in connection with this offering.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (“the Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Brazil

The offer and sale of the shares of common stock have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Notice to prospective investors in the People’s Republic of China

This prospectus supplement will not be circulated or distributed in the PRC and the shares of common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in Israel

The securities offered by this document have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this document, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, sales agents, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Freshfields US LLP, Redwood City, California. Latham & Watkins LLP, New York, New York is acting as counsel to the sales agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

DIGITALOCEAN HOLDINGS, INC.

Common Stock

We may offer, issue and sell shares of our common stock, par value $0.000025 per share (“common stock,” and such shares of common stock, the “securities”) from time to time in one or more offerings.

Certain selling stockholders to be identified in supplements to this prospectus may offer and sell the securities from time to time.

We will provide the specific prices of the securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5 before you make your investment decision.

We or a selling stockholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DOCN.” On March 23, 2026, the last reported sale price of our common stock as reported on NYSE was $86.02 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or a selling stockholder may offer and sell the securities from time to time. Each time we or a selling stockholder sells securities, we or a selling stockholder will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts and prices of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor any selling stockholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling stockholder. Neither we nor any selling stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling stockholder is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “DigitalOcean,” the “Company,” “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov. We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on March 28, 2025 and November 26, 2025 (with respect to Item 5.02 only); and

•	the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

DigitalOcean Holdings, Inc.

105 Edgeview Drive, Suite 425

Broomfield, Colorado 80021

Attention: Legal Department

Telephone: (646) 827-4366

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can often be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

About DigitalOcean

DigitalOcean is an agentic inference cloud platform that helps AI and Digital Native Enterprises build, run, and scale intelligent applications with speed, simplicity, and predictable economics. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform.

We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform — DigitalOcean Gradient® AI Agentic Cloud which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.

We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.

We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.

Corporate Information

We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc. was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive office is located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. We maintain a website address at www.digitalocean.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this offering memorandum are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and any accompanying prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

RISK FACTORS

Investing in our common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “DigitalOcean,” the “Company”, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.000025 per share, and 10,000,000 shares of preferred stock, par value $0.000025 per share. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The number of authorized shares of any class may be increased or decreased by an amendment to our Amended and Restated Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

As of December 31, 2025, there were 91,947,614 shares of our common stock issued and outstanding. No shares of preferred stock were issued or outstanding as of December 31, 2025.

Common Stock

Voting Rights

The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders, including the election of directors. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Subdivisions and combinations

If we subdivide or combine in any manner outstanding shares of common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

Other rights

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to registration of such shares under the Securities Act of 1933, or the Securities Act, pursuant to the terms of an investors’ rights agreement.

The registration of shares of our common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act. We will pay the registration expenses, other than underwriting discounts and commissions and legal fees in excess of $30,000 for each registration, of the shares registered by the demand, piggyback and Form S-3 registrations. The registration rights will terminate upon the earlier to occur of (1) the five-year anniversary of the effective date of our registration statement, (2) a liquidation transaction, as such term is defined in our then-current certificate of incorporation and (3) with respect to any particular stockholder, such earlier time after the effective date of the registration statement at which such stockholder (i) can sell all of its shares held by it in compliance with Rule 144(b)(1)(i) of the Securities Act or (ii) holds less than 1% of our outstanding common stock and all registrable securities held by such stockholder (together with any affiliate of such stockholder with whom such stockholder must aggregate its sales under Rule 144 of the Securities Act) can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act.

Anti-Takeover Provisions

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for stockholder actions at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors or our chief executive officer. Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws eliminate the right of stockholders to act by written consent without a meeting.

Our Amended and Restated Certificate of Incorporation provides for three classes of our board of directors with staggered three-year terms.

The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to preserve our existing control structure, facilitate our continued innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (5) any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Amended and Restated Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DOCN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (800) 937-5449.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our common stock in various private transactions. Such selling stockholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of common stock pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling stockholder and the number of shares of common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling stockholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIGITALOCEAN HOLDINGS, INC.

Up to $1,000,000,000 of Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley
BofA Securities	MUFG	Citizens Capital Markets
Wells Fargo Securities	BMO Capital Markets

November 3, 2026